UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

The fair value of the portfolio of life insurance policies owned by GWG Holdings, Inc. (the “Company”) is determined as the net present value of the life insurance portfolio’s future expected cash flows (net of policy benefits received and required premium payments). The net present value of the future expected cash flows incorporate life expectancy estimates and current discount rate assumptions. The life expectancy estimates used by the Company for acquiring and valuing life insurance policies has in the past been typically based upon the average of two life expectancy reports received from independent third-party medical actuarial underwriting firms (“Life Expectancy Providers”). After the acquisition of a life insurance policy, the Company has sought to update these life expectancy reports on a periodic basis.

In October and November 2018, two of the primary Life Expectancy Providers used by the Company - ITM TwentyFirst, LLC (“TwentyFirst”) and AVS, LLC (“AVS”) - released updates to their respective mortality tables and medical underwriting methodologies. As disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 19, 2018 the majority of the Company’s life insurance policies were valued using life expectancy reports provided by TwentyFirst and/or AVS. The updates from TwentyFirst and AVS suggest a lengthening of prior life expectancy estimates and relate to revised estimates of the originally issued life expectancy reports. These updates do not encompass any change to the insured’s age and health condition since the report was originally issued.

The Company, along with other major secondary market participants, have noted the frequent changes in methodologies made by the Life Expectancy Providers over the years that, short of purchasing revised life expectancy reports at a substantial cost, have lacked detailed information about the impact of these changes on individual policy values. Moreover, our experience is these methodology changes have not resulted in a narrowing of consensus in the life expectancy estimates issued for individual insureds. Finally, as the Company’s portfolio has grown in size and diversity, our ability to model with greater certainty and predictability through the incorporation of historical portfolio experience in conjunction with the use of life expectancy reports has improved significantly.

As a result, the Company undertook a comprehensive study to determine a more accurate, transparent and cost-effective method of pricing, valuing, and modeling the performance of our portfolio of life insurance policies. The Company’s goal was to incorporate life expectancy estimates from Life Expectancy Providers, the historical experience of the portfolio, the diversification and mortality factors of the portfolio, and relevant market-based observations and inputs.

The Company believes it has succeeded in creating and validating such an approach which is referred to as the “Longest Life Expectancy” method. The Longest Life Expectancy methodology adopted by the Company is built from the following pillars:

●	The utilization of life expectancy reports from independent Life Expectancy Providers for the pricing of all life insurance policies;

●	The application of a stable valuation methodology driven by the experience of the life insurance portfolio which is re-evaluated if experience deviates by a specified margin; and

●	The use of relevant market observations that can be validated and mapped to the discount rate used to value the life insurance portfolio.

The Company has resolved to use the Longest Life Expectancy methodology going forward based upon using the longest life expectancy report received from the Life Expectancy Providers used for pricing at the time a life insurance policy is purchased (the “Longest Life Expectancy”).

The Company’s portfolio modelling and predicted future cash flows are based upon the central limit theorem which establishes that, in certain situations, random events become normalized and predictable around the mean as the number of observations grow in size. We believe the Company’s portfolio of life insurance policies has grown sufficiently large in size and diversity to establish that while individual mortality experience is inherently unpredictable, the actual mortality experience of the portfolio should be expected to approach the mean modelled prediction. As of December 31, 2018, the Company’s portfolio, stratified by age of insured in the table below, stood at $2.047B in face value of policy benefits and 1,154 policies:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits
95	100	16	$23,483,000	1.4%	1.1%
90	94	129	257,877,000	11.2%	12.6%
85	89	232	519,107,000	20.1%	25.3%
80	84	243	458,529,000	21.1%	22.4%
75	79	230	407,087,000	19.9%	19.9%
70	74	213	275,933,000	18.4%	13.5%
60	69	91	105,976,000	7.9%	5.2%
Total		1,154	$2,047,992,000	100.0%	100.0%

After extensive research and modelling, the Company found that the Longest Life Expectancy methodology was highly predictive of the actual experience of our portfolio of life insurance policies as compared to our historical methodology that applied the average of two life expectancy reports received from Life Expectancy Providers (the “Average Life Expectancy”).

The tables below compare the actual-to-expected mortality cash flow experience of our life insurance portfolio using Average Life Expectancy and Longest Life Expectancy. By using the Longest Life Expectancy methodology, we increased our actual-to-expected mortality cash flow experience accuracy from 78% to 95%.

(1)	Quarterly cash flow weighted average

We believe that a Longest Life Expectancy methodology which incorporates the actual mortality experience of our portfolio and the use of third-party estimates is superior to our historical methodology. We believe this methodology should minimize future fluctuations of valuation, decrease our reliance on Life Expectancy Providers for updated reports, and improve our ability to finance and forecast future revenues and earnings.

We expect the implementation of the Longest Life Expectancy methodology will require the Company to take a non-cash charge to revenue of $84 million, reflecting a decrease in the fair value of its portfolio of life insurance at December 31, 2018. This non-cash charge represents approximately 10% of the fair market value of the portfolio prior to adjustment.

Further information regarding the new methodology and this change will be included in the Company’s 2018 10-K filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risks that the Company may recognize additional valuation adjustments or impairments related to its assets, as well as the other risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: April 16, 2019	By:	/s/ William Acheson
William Acheson Chief Financial Officer

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